UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 5, 2008

VIRTUAL RADIOLOGIC CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	001-33815	27-0074530
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5995 Opus Parkway, Suite 200, Minnetonka, Minnesota		55343
(Address of principal executive offices)		(Zip code)

(952) 392-1100

(Registrant’s telephone number including area code)

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Election of Directors

On June 5, 2008, Virtual Radiologic Corporation (the “Company”) announced that David L. Schlotterbeck was appointed to the Company’s Board of Directors.  Mr. Schlotterbeck will serve on the Board of Directors’ Compensation Committee and Nominating and Corporate Governance Committee.  A copy of the press release announcing Mr. Schlotterbeck’s appointment is furnished as Exhibit 99.1 and is incorporated herein by reference.

Mr. Schlotterbeck is an experienced public company executive that has spent more than 20 years in the healthcare industry. He is currently Vice Chairman of Cardinal Health, a publicly traded provider of pharmaceutical, clinical and medical products, and Chief Executive Officer of Cardinal Health’s Clinical and Medical Products Sector.

Previously, Mr. Schlotterbeck served as President and Chief Executive Officer of Alaris Medical Systems, which was acquired by Cardinal Health. Mr. Schlotterbeck has also held senior management positions at publicly traded medical device and healthcare information technology companies.

Item 9.01               Exhibits

(d) Exhibits

Exhibit
Number	Description
99.1	Press Release dated June 5, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2008

VIRTUAL RADIOLOGIC CORPORATION

	By:	/s/ George Frisch
Name: George Frisch
Title: General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release dated June 5, 2008